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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) April 30, 1997, except for Note 16, as to which
the date is January   , 1998, with respect to the consolidated financial
statements of Brim, Inc. and (ii) April 30, 1997, except for Note 14, and Notes
1, 3 and 15, as to which the dates are May 8, 1997 and January   , 1998,
respectively, with respect to the consolidated financial statements and schedule of Province Healthcare Company (which have been restated), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-34421) and related Prospectus of Province Healthcare Company (formerly known as Principal Hospital Company) for the registration of 5,405,000 shares of its common stock.


                                          Ernst & Young LLP

Nashville, Tennessee
January   , 1998


     The foregoing consent is in the form that will be signed upon the completion of the reincorporation described in Note 15 to the consolidated financial statements.


                                          Ernst & Young LLP

Nashville, Tennessee

January 16, 1998